UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2013

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders for the fiscal year ended in 2012 (the “Annual Meeting”) of Sirona Dental Systems, Inc. (the “Company”) was held on February 20, 2013.

(b)	The following matter concerning the election of directors of the Company (“Directors”) was voted upon at the Annual Meeting with the accompanying results:

Election of Directors whose term expires at the Annual Meeting of the Stockholders for the fiscal year ending in 2015:

	For	Withheld	Broker Non-Votes
Simone Blank	40,231,053	8,750,692	2,590,526
Timothy P. Sullivan	48,278,582	703,163	2,590,526

The following additional matters were voted upon at the Annual Meeting with the following results:

(1)	The proposal to ratify the appointment of KPMG AG, Wirtschaftsprüfungsgesellschaft, Frankfurt, Germany as the Company’s independent auditors for the fiscal year ending September 30, 2013 was approved by stockholders as follows:

For	Against	Abstentions	Broker Non-Votes
51,545,090	24,353	2,828	0

(2)	The advisory proposal on compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting under “Other Information for the Annual Meeting of Sirona Dental Systems, Inc.’s Stockholders—Compensation of Executive Officers” was [approved] by stockholders as follows:

For	Against	Abstentions	Broker Non-Votes
48,525,764	446,850	9,131	2,590,526

(3)	The advisory shareholder proposal to declassify the Board of Directors of the Company was approved by stockholders as follows:

For	Against	Abstentions	Broker Non-Votes
41,422,962	7,538,164	20,619	2,590,526

(c)	Inapplicable.

(d)	Inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date: February 25, 2013

By:	/s/ Jonathan Friedman
Jonathan Friedman Secretary and General Counsel